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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT
                                       to
                       Prospectus dated February 19, 2002
                                       of
                                  FINDWHAT.COM

         Trinity American Corp ("Trinity") sold the following number of shares of our common stock on March 5, 2002 at the per share prices set forth below:

o    2,500 shares at $3.95 per share;
o    2,000 shares at $4.03 per share;
o    8,000 shares at $4.08 per share;
o    2,000 shares at $3.88 per share;
o    600 shares at $3.68 per share;
o    2,000 shares at $3.98 per share;
o    2,500 shares at $3.95 per share;
o    3,000 shares at $3.58 per share; and
o    2,400 shares at $3.48 per share.

This sale was effected by Fahnestock & Co., Inc., as agent, at a commission charge equal to $0.12 per share sold. Immediately following this sale, Trinity beneficially owned 3,750 shares of our common stock.

         On March 12, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $3.80.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is March 13, 2002.